                                                                   EXHIBIT 10.41


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into by and between MEDCATH INCORPORATED, a North Carolina corporation (the "Company") and R. WILLIAM MOORE, JR. ("Employee") and is effective the 1st day of August, 1999 (the "Effective Date").

                                    RECITALS:

         1. Employee has been employed by the Company prior to the date hereof;

         2. Employer and Employee desire to continue Employee's employment in accordance with the terms of this Employment Agreement which provides to Employee new and additional consideration which was not previously provided to Employee by the Company;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and the Company hereby agree as follows:

         1. Employment. Employee shall be employed as the President of the Hospital Division of the Company. For new and very valuable consideration described herein, the Company shall continue to employ Employee and Employee accepts employment upon the terms and conditions hereinafter set forth, with such employment to commence on the Effective Date.

         2. Duties. Employee shall be a full-time employee of the Company and, accordingly, shall devote a commensurate amount of time and effort in the performance of Employee's duties hereunder. Employee shall be the President of the Hospital Division of the Company. Employee shall also have such other duties as assigned to Employee from time to time by the President and other executive officers of the Company. Employee shall remain a full-time resident of the Charlotte, North Carolina metropolitan area.

         During the term of employment hereunder, Employee shall not be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage.

         3. Compensation. For and in consideration of the services to be rendered by Employee hereunder, the Company shall pay to Employee an annual salary of Two Hundred Twenty Five Thousand Dollars ($225,000.00) ("Annual Base Compensation") which shall be paid on a monthly basis unless otherwise agreed to by the parties hereto. Employee's salary shall be reviewed by either the President of the Company or other executive officers of the Company as designated by the President from time to time. Employee shall also be eligible to participate in an annual bonus compensation plan each year of employment. The bonus plan will be based on factors relating to the success of the Company and the Employee's performance. The award of any such bonus shall be subject to the discretion of the Company. Employee will only be eligible for the bonus award if Employee is employed by the Company on October 31 following the end of the year for which the bonus applies.

         4. Miscellaneous Benefits. During Employee's employment, the Company shall provide Employee with additional benefits substantially equivalent to those which are generally provided to other similar employees of the Company. The Company shall reimburse Employee for reasonable expenses incurred by Employee in the course of Employee's employment with the Company provided those expenses are consistent with reasonable policies established from time to time by the Company.

         5.       Termination of Employment.

                  (a) By the Company for Cause. The Company shall have the right to terminate Employee's employment for cause as provided herein by giving written notice thereof. "Cause" shall mean that Employee commits a willful act of fraud, dishonesty or disloyalty toward the Company; is convicted of criminal conduct resulting in a jail sentence (whether or not such sentence is suspended); engages in conduct significantly injurious to the Company monetarily; violates a material term of this Agreement including, but not limited to, failure to fulfill the duties assigned to Employee by the Company; becomes disabled; or submits a notice of resignation to the Company. Employee shall be deemed disabled if he has been unable, by reason of physical or mental infirmity to perform on a full-time basis his assigned responsibilities. The existence of disability shall be reasonably determined by the Board of Directors of the Company.

                  (b) By the Company Without Cause. Subject to Section (d) below, the Company may terminate Employee's employment at any time without cause by giving Employee written notice thereof.

                  (c) By Employee. Employee may terminate Employee's employment upon at least thirty (30) days' written notice either (i) for Good Reason, or (ii) for any other reason.

                           For purposes of this Agreement, "Good Reason" shall mean any of the following (without Employee's express prior written consent):

                           (i) A substantial reduction by the Company of Employee's duties or responsibilities, other than (a) as approved by the current chief executive officer of the Company (namely, Stephen R. Puckett) and (b) in connection with the termination of Employee's employment by the Company for Cause, by Employee without Good Reason or as a result of the disability or death of Employee;

                           (ii) A reduction by the Company in Employee's Annual Base Compensation or an amendment to the terms of the bonus plan in effect for senior executives of the Company in which Employee participates on the date hereof which would adversely affect the ability of Employee to receive a bonus (except that the establishment of the earnings per share or other performance targets to be set by the Board annually shall not be deemed to constitute such an amendment);

                           (iii) A reduction or elimination of Employee's eligibility to participate in any of Company's employee benefit plans that is inconsistent with the eligibility of similarly situated executives of the Company to participate therein; or

                           (iv) Any relocation to a primary workplace that is more than fifty (50) miles from Employee's workplace in effect as of the date of this Agreement.

                  (d)      Salary and Benefits.

                           (i)      Only if (x) the Company terminates
                  Employee's employment under this Agreement for any reason other than Cause, or (y) the Employee terminates his employment under this Agreement for Good Reason, then the Company will continue to be liable for Employee's Annual Base Compensation to be paid on a monthly basis for a period of twelve (12) months following the date of termination, as long as and only if Employee is not otherwise in default hereunder during that period; provided, however, that Employee's salary shall not be payable once Employee becomes employed substantially full-time or otherwise earns, on a monthly basis, at least 75% of Employee's monthly salary hereunder.

                           (ii)     Upon any termination of Employee's
                  employment for cause, Employee shall not be entitled to any further salary, bonuses or benefits following the date of termination of Employee's employment.

                           (iii) Upon termination of Employee's employment for any reason, Employee shall be entitled to receive only such additional benefits which have accrued or become payable to Employee prior to the end of Employee's actual employment.

                           (iv) Upon termination, Employee shall not be entitled to any additional salary or benefits other than those accrued prior to the date of termination or as provided in
                  Section 5(d)(i) above, if any. Notwithstanding anything in this Agreement to the contrary, no further salary or benefits shall be due to Employee once Employee begins to receive the proceeds of any disability insurance policy.

         6.       Confidentiality, Non-Disclosure and Non-Competition.

                  (a) In General. For purposes of this Section 6, all references to the Company shall include all legal entities directly or indirectly affiliated with the Company, including but not limited to, its wholly-owned subsidiaries and the limited partnerships and limited liability companies which are owned all or in part by the Company or its subsidiaries and which in turn own or are developing the Company's affiliated heart hospitals. During the course of Employee's employment, Employee will be exposed and have access to substantial quantities of information (which information may be in any form whatsoever, including but not limited to information stored on a computer hard and floppy discs, compact discs, on electromagnetic tape, or electronically recorded) and technology (the "Confidential Information") relating to the Company's business that are valuable trade secrets or confidential information, including, but not limited to, information concerning customers, operations, pricing, technology, marketing strategies, methods of operations, management procedures and methods, design of facilities and terms of agreements to which the Company and its affiliates are a party, and the number of procedures, the types of procedures and the charges for the procedures performed at the heart hospitals or any other hospital or medical facility operated or managed by any legal entities directly or indirectly affiliated with the Company.

                  The Confidential Information was developed, compiled and/or tested by the Company at considerable amounts of money in building upon and expanding that Confidential Information. The Confidential Information enables the Company to conduct its business with success and with a competitive advantage as long as the Confidential Information remains not generally known to others, whether those others operate in direct competition with the Company or its customers or begin operations in geographical areas which are of interest to the Company, specifically within the United States.

                  Employee, by reason of Employee's role as an employee of the Company, is familiar with and has access to the Company's partners, customers and affiliated physicians and their needs and to the marketing and pricing pursued by the Company with respect to those partners, customers and affiliated physicians and the Company's products and services.

                  This Section is designed to prohibit Employee from using the Confidential Information and knowledge and relationships developed as an insider of the Company for Employee's own benefit or for the benefit of parties other than the Company. The Company would not give Employee access to the Confidential Information and authority without Employee's execution of this Agreement and Employee willingly signs this Agreement because Employee has received additional consideration to do so and because Employee believes Employee's relationship with the Company is and will be in Employee's own best interest. Both parties agree that the provisions of this Section 6 should be construed broadly in favor of the Company. In light of the foregoing, Employee agrees to the terms of subsection (b) and (c) below.

                  (b)      Confidential Information.  Employee promises that:

                           (i) During or after termination of Employee's relationship with the Company, Employee will not, directly or indirectly, use, or disclose or make available to anyone outside the Company, any Confidential Information; and

                           (ii) He will take all reasonable precautions to safeguard all Confidential Information at all times so that it is not exposed to, or taken by, unauthorized persons, and, when entrusted to Employee, will exercise Employee's best efforts to assure its safekeeping.

                  (c)      Competition.

                           (i)      Employee agrees that:

                                    (A)      Employee will not, during the
                           period of Employee's employment with the Company, engage or be interested, directly or indirectly, in any manner, as a partner, shareholder, owner, officer, director, advisor, consultant, agent, employee or in any other capacity in any Competitive Business; and

                                    (B)      In the event Employee's employment
                           with the Company ceases for any reason, Employee will not engage in, for a period of eighteen (18) months after that termination (the "Restrictive Period"), in any manner directly or indirectly, whether as an employee, officer, owner, partner, shareholder, consultant, agent or in any other capacity, any Competitive Business within the territory (the "Restricted Territory") defined as within seventy-five (75) miles of any of the following:

                                    (x)      the offices of the Company in
                           Charlotte, North Carolina;

                                    (y)      any hospital which is owned all or
                           in part or managed by the Company or its affiliates during Employee's employment with the Company or which the Company or its affiliates were actively attempting to develop during such period of employment;

                                    (z)      any medical practice,
                           catheterization laboratory or other medical facility or service in each case owned (all or in part) or managed by Company or its affiliates or to which the Company or its affiliates provides consulting services during Employee's employment with the Company or which were actively being developed or negotiated during such period of employment.

                           (ii) For purposes of this subsection (c), a "Competitive Business" shall include any of the following:

                                    (v)      any hospital which provides any
                           cardiology care or cardiovascular surgery services;

                                    (w)      any hospital which initiates a
                           cardiology care or cardiovascular surgery service or program within one (1) year following Employee's termination of employment with the Company;

                                    (x)      any business which operates, owns
                           or manages a cardiac catheterization laboratory or any other cardiology or cardiovascular diagnostic or therapeutic facility;

                                    (y)      any medical practice whose
                           physicians include, among others, cardiologists or cardiovascular surgeons; and

                                    (z)      any physician practice management
                           company which has relationships or affiliations with any medical practice that includes a cardiologist or cardiovascular surgeon.

                  (d) Non-Solicitation. Employee agrees that he will not, during the period of his employment with the Company, and for a period of twelve (12) months thereafter, directly or indirectly induce or solicit any employee of Company to leave his or her employment with Company during the term of such employee's employment and for a period of twelve (12) months thereafter.

         7. Enforcement. If there is a breach or threatened breach of the provisions of Section 6 of this Agreement, in addition to other remedies at law or equity, the Company shall be entitled to injunctive relief. The parties desire and intend that the provisions of Section 6 shall be enforced to the fullest extent permissible under the law and public policies applied. If any court of competent jurisdiction shall at any time deem or find any term of this Agreement or any particular restrictive covenant contained in Section 6 too broad, extensive or lengthy, such court is hereby authorized to "blue pencil" this Agreement so that the other provisions of Section 6 shall nevertheless stand, the Restricted Period shall be deemed to be the longest period permissible by law under the circumstances and the Restricted Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the Restricted Period and/or Restricted Territory and/or the scope of any Competitive Business to the maximum permissible size, length or scope.

         8. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be sent by registered mail, by other reasonable means of delivery providing overnight service, or by hand to Employee at 9740 Providence Road West, Charlotte, North Carolina 28277; to the Company at 7621 Little Avenue, Suite 106, Charlotte, NC 28226, Attention: David Crane. Notice shall be deemed to have been given when deposited with the Postal Service or other delivery service or, if delivered by hand, when received by the addressee. A party may change the address to which notice it must be given by advising the other parties in writing of the new address.

         9. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the waiving party.

         10. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. As a personal service contract the rights and obligations of Employee under this Agreement may not be assigned by Employee.

         11. Entire Agreement. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and cannot be amended orally but only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         12. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed in North Carolina, without reference to choice of laws principles, and that law shall be applied in connection with its enforcement in other states and jurisdictions to the fullest extent possible.

         13. Counterpart Executions; Facsimiles. This Agreement may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. Such executions may be transmitted to the parties by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

         14. Attorneys Fees And Expenses. In the event either party hereto makes or institutes a claim, demand, action, litigation, arbitration or other proceeding relating to or arising out of the matters or relationships set forth in or contemplated by this Agreement, (any such occurrence being referred to as a "Dispute"), then the prevailing party in such Dispute shall be entitled to recover from the other party hereto all reasonable attorneys fees and other costs and expenses reasonably incurred by the prevailing party during the course of such Dispute. Such amount shall be due and payable in full within three (3) days following written demand therefore made by the prevailing party to the other party hereto. A party hereunder shall be deemed to be a prevailing party once a favorable finding, ruling, order, judgment, decision or other such action is taken or entered in favor of one party which becomes unappealable. Without limiting any other rights of the prevailing party hereunder, in the event that in connection with a Dispute, the defending party makes a settlement offer which is, in all material respects equal to or more valuable or favorable than the terms upon which any such Dispute is ultimately decided, resolved or settled, then the defending party shall be deemed to be a prevailing party under this paragraph with respect to all of its reasonable attorneys' fees, costs and expenses which it incurs after it makes such offer in writing to the other party hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the following execution page(s) effective as of the day and year first above written.

                                    MEDCATH INCORPORATED



  August 23, 1999                   By:    /s/ David Crane
-----------------                       ---------------------------------------
  Date
                                    Title: Executive Vice President
                                           ------------------------------------



  August 26, 1999                          /s/ R. William Moore, Jr.      (SEAL)
-----------------                   -------------------------------------
  Date                                     R. WILLIAM MOORE, JR.